Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
W. R. Berkley Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-109621), (No. 333-00459) and (No. 333-128546) on Form S-3 and (No. 333-33935), (No. 33-88640), (No. 33-55726) and (No. 333-127598) on Form S-8 of W. R. Berkley Corporation of our reports dated March 1, 2007 with respect to the consolidated balance sheets of W. R. Berkley Corporation as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear or are incorporated by reference in the December 31, 2006 Annual Report on Form 10-K of W. R. Berkley Corporation.

KPMG LLP

New York, New York	March 1, 2007

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